EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Shareholders and Board of Directors of Engle Homes, Inc.


      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-74358 and 333-39223) of Engle Homes, Inc. (the "Company"), of our report dated November 10, 1997, relating to the consolidated financial statements of the Company, appearing in the Company's Annual Report on Form 10-K/A for the fiscal year ended October 31, 1997.




                                        /s/ BDO SEIDMAN, LLP
                                        --------------------
                                        BDO SEIDMAN, LLP


Miami, Florida
December 22, 1997